POWER OF ATTORNEY
          Know all by these present, that the undersigned hereby constitutes and appoints each of Lisa Bereda and Tom Garcia, signing singly, as the undersigned's true and lawful attorney-in-fact to:
(a) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Deckers Outdoor Corporation, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(b) execute and submit for and on behalf of the undersigned Form ID of the Securities and Exchange Commission to obtain personal code numbers for the electronic filing of reports;
(c)          execute for and on behalf of the undersigned
Schedule 13D or Schedule 13G, or any amendment thereto, in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules thereunder;
(d) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Form ID, or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(e) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
          The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or Section 13(d) of the Securities Exchange Act of 1934.
          This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Schedule 13D or 13G (or such forms as may in the future be substituted therefore under Section 16 or Section 13(d) of the Securities Exchange Act) with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
          IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of
February, 2015.
/s/ David Lafitte
Signature
David Lafitte
Print Name








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